EXHIBIT 5

DISTRICT OFFICE 1915 EYE ST NW WASHINGTON, DC 20006 LONDON OFFICE ONE GREAT CUMBERLAND PLACE MARBLE ARCH, LONDON, W1H7AL	LAW OFFICES OF DAVID E. PRICE, PC #3 BETHESDA METRO CENTRE SUITE 700 BETHESDA, MD 20814 --------- Tel (202) 536-5191	MONACO OFFICE SUITE #1, 17 BLVD DE SUISSE MONACO 98000 ISRAEL OFFICE DIAMOND TOWER, 28TH FLOOR 3A JABOTINSKI RD., RAMAT-GAN 52520
TopTier.eu

March 26, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Registration Statement on Form S-1 for Afrika4U
For sale of up to 5,000,000 Shares of Common Stock by the Company

Ladies & Gentlemen,

This Firm has acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein, as amended, (collectively the “Registration Statement”) which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) with respect to the registration and proposed sale of up to 5,000,000 shares of Common Stock, par value $0.001 per share, in a primary public offering by the Company, as enumerated in the Registration Statement, at a price of $0.04 per share.

The Shares are included in a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.

I have not been engaged to prepare any portion of the Registration Statement, and although I have reviewed the Registration Statement for the purposes of writing the opinions contained herein, I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, other than the opinions related to the Registration Statement that are expressly stated herein.

In my capacity as special counsel to the Company, I examined such instruments, documents, and records, which I have deemed relevant and necessary for the basis of this opinion, including, but not limited to, the Articles of Incorporation of the Company, the Bylaws of the Company, the Registration and the records of corporate proceedings relating to the issuance of Shares. Additionally, I reviewed and made such other examinations of law and fact as I deemed relevant to form the opinion hereinafter expressed. I have examined such documents in light of the applicable laws of the State of Nevada, including all applicable provisions of Nevada Revised Statutes.

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In such examinations, I assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to me as original documents, the conformity to the authentic originals of all documents supplied to me as certified or copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates I have reviewed.

In conducting my examination of documents executed by parties other than the Company, I assumed that such parties had the requisite power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements; such documents constitute valid and binding obligations of such parties.

The Company has an authorized capitalization of 75,000,000 shares of Common Stock, $0.001 par value, and no shares of Preferred Stock. I am of the opinion that the 5,000,000 shares of Common Stock that are being offered in the Registration Statement have been duly authorized and when issued and paid for as described in the Registration Statement, shall be validly issued, fully paid and non-assessable. Based upon, and subject to the foregoing, I render the following opinion on the legality of the securities being registered.

This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, I do aver that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Sincerely yours,

David E. Price, Esq.

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